The Weitz Funds
                          One Pacific Place, Suite 600
                              1125 South 103 Street
                           Omaha, Nebraska 68124-6008

                                  May 25, 2004

U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

An audit partner from PricewaterhouseCoopers LLP ("PwC") accepted a position as chief operating officer of Wallace R. Weitz & Company. Since this partner had previously served The Weitz Funds ("Fund") within the last year as lead audit partner, PwC was no longer considered to be independent of the Fund and therefore resigned as the Fund's independent auditors on March 8, 2004.

The reports of PwC on the financial statements of the Fund during the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits for the two most recent fiscal years and through May 25, 2004, there were no disagreements with PwC on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of disagreement in connection with its report.

On March 25, 2004, the Audit Committee of the Board of Trustees, on behalf of the Fund, engaged Ernst & Young LLP as its independent auditors.

                                    Sincerely,

                                    /s/ Mary K. Beerling

                                    Mary K. Beerling
                                    Vice President/General Counsel

cc:  Joe Wiggins, PricewaterhouseCoopers LLP
       Julia Poston, Ernst & Young LLP


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  May 25, 2004


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by The Weitz Funds (the "Fund") (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 77K of Form N-SAR, as part of the Fund's Form N-SAR report dated May 25, 2004. We agree with the statements concerning our Firm in such Form N-SAR.

  Very truly yours,

  /s/ PricewaterhouseCoopers LLP

  PricewaterhouseCoopers LLP